EXHIBIT 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to the Employment Agreement (this “Amendment”), dated as of June 5, 2020 (the “Effective Date”), is made by and between Tanger Properties Limited Partnership (the “Company”), and Chad Douglass Perry (“Executive”) (collectively, referred to herein as the “Parties”).
RECITALS
WHEREAS, immediately prior to the Effective Date, Executive was employed by the Company pursuant to that certain Employment Agreement, effective as of December 12, 2011 (the “Agreement”).
WHEREAS, the Parties desire to amend the Agreement on the terms and conditions set forth herein, effective as of the Effective Date, and that, subject to the terms and conditions set forth herein, the Company shall continue to employ Executive and Executive shall accept such continued employment with the Company.
AGREEMENT
In consideration of the mutual covenants contained herein, along with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
1.Amendment. The definition of “Good Reason” in Section 8 is hereby deleted in its entirety and replaced with the following:
“‘Good Reason’ Executive shall have Good Reason to terminate his employment upon the occurrence of any of the following events: (i) any material adverse change in his job titles, duties, responsibilities, perquisites granted hereunder, or authority without his consent; (ii) if, after a Change of Control, any of the principal duties of Executive are required to be performed at a location other than the Greensboro, North Carolina metropolitan area without his consent; or (iii) a material breach of this Employment Agreement by the Company, including without limitation, the failure to pay compensation or benefits when due hereunder if such failure is not cured within 30 days after delivery to the Company of Executive's written demand for payment thereof.”
2.    Entire Agreement. The terms of the Agreement, as modified by this Amendment, are intended by the parties to be the final expression of their agreement with respect to the employment of Executive by the Company and its affiliates and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that the Agreement, as modified

June 5, 2020

by this Amendment, shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement. Except as expressly set forth above, each and every provision of the Agreement shall remain unchanged and in full force and effect.
3.    General Provisions. Except as set forth in Section 2, the provisions of Section 10 of the Agreement shall govern this Amendment, to the fullest extent applicable and are hereby incorporated into this Amendment. Capitalized terms not defined herein shall have the meanings given to them in the Agreement.
[Signature page follows.]

June 5, 2020

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

CHAD DOUGLASS PERRY /s/ Chad Douglass Perry Executive Vice President, General Counsel and Secretary	TANGER PROPERTIES LIMITED PARTNERSHIP A By: Tanger GP Trust, its sole general partner By: /s/ Steven B. Tanger Name: Steven B. Tanger Title: Chief Executive Officer

Signature Page to Amendment to Employment Agreement

June 5, 2020